Intellicheck Announces Record Third Quarter 2025 Financial Results

Third Quarter Revenue Grew 28% to $6 Million

Net Income Improved to $290,000

MELVILLE, NY - November 12, 2025 - Intellicheck, Inc. (Nasdaq: IDN), an industry-leading identity company delivering on-demand digital and physical identity validation solutions, today announced its financial results for the third quarter ended September 30, 2025. Total revenue for the third quarter ended September 30, 2025 grew $1,305,000, or 28%, to a record $6,014,000 compared to $4,709,000 in the same period of 2024. SaaS revenue increased 26% and totaled $5,868,000 compared to $4,661,000 in the same period of 2024.

“We had an excellent third quarter as evidenced by the 28 percent increase in revenue. We achieved a $1.1 million improvement in net income and $798,000 improvement in adjusted EBITDA versus the prior year. We believe our continued market diversification and progress in advancing existing customer usage of our technology demonstrates our strategy is working. We are looking forward to continuing to grow our customer base and delivering the results that have made us an industry leader in identity verification,” said Intellicheck CEO Bryan Lewis.

Gross profit as a percentage of revenues remained strong at 91%, in line with expectations, for both the three months ended September 30, 2025 and 2024.

Operating expenses for the three months ended September 30, 2025, which consist of selling, general and administrative expenses and research and development expenses, were relatively flat at $5,205,000 for the third quarter of 2025 compared to $5,195,000 for the same period of 2024. Included within operating expenses for the third quarters of 2025 and 2024 were $204,000 and $237,000, respectively, of non-cash stock-based compensation expense.

Net income for the three months ended September 30, 2025 improved to $290,000 or $0.01 per diluted share compared to a net loss of ($837,000) or ($0.04) per diluted share for the same period in 2024.

Adjusted EBITDA (earnings before interest and other income, provision for income taxes, sales tax accruals, depreciation, amortization, stock-based compensation expense and certain non-recurring charges) improved by $798,000 to $631,000 for the third quarter of 2025 as compared to a loss of ($167,000) for the same period of 2024. A reconciliation of net loss to adjusted EBITDA is provided in this release.

As of September 30, 2025, the Company had cash and cash equivalents that totaled $7.2 million and stockholders’ equity that totaled $18.9 million.

Conference Call Information
The Company will hold an earnings conference call today, November 12, 2025 at 4:30 p.m. ET/1:30 p.m. PT to discuss operating results. To listen to the earnings conference call, please dial 877-407-8037. For callers outside the U.S., please dial 201-689-8037.

A replay of the conference call will be available shortly after completion of the live event. To listen to the replay, please dial 877-660-6853 and use conference identification number 13755708. For callers outside the U.S., please dial 201-612-7415 and use conference identification number 13755708. The replay will be available beginning approximately three hours after the completion of the live event and will remain available until November 19, 2025.

INTELLICHECK, INC.

UNAUDITED CONDENSED BALANCE SHEETS
SEPTEMBER 30, 2025 AND DECEMBER 31, 2024
(in thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,223	$4,666
Accounts receivable, net of allowance for credit losses of $104 at September 30, 2025 and $100 at December 31, 2024	6,282	4,675
Other current assets	995	571
Total current assets	14,500	9,912

PROPERTY AND EQUIPMENT, NET	436	536
GOODWILL	8,102	8,102
INTANGIBLE ASSETS, NET	2,218	2,374
OTHER ASSETS	1	9
Total assets	$25,257	$20,933

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$463	$443
Accrued expenses	1,695	1,742
Deferred revenue	4,192	1,001
Total current liabilities	6,350	3,186

Total liabilities	6,350	3,186

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock - $0.01 par value; 30,000 shares authorized; Series A convertible preferred stock, zero shares issued and outstanding at September 30, 2025 and December 31, 2024	—	—
Common stock - $0.001 par value; 40,000,000 shares authorized; 20,195,772 and 19,782,311 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively	20	19
Additional paid-in capital	153,649	152,211
Accumulated deficit	(134,762)	(134,483)
Total stockholders’ equity	18,907	17,747

Total liabilities and stockholders’ equity	$25,257	$20,933

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024

REVENUES	$6,014	$4,709	$16,031	$14,060
COST OF REVENUES	(571)	(424)	(1,596)	(1,303)
Gross profit	5,443	4,285	14,435	12,757

OPERATING EXPENSES
Selling, general and administrative	3,814	4,018	10,802	11,562
Research and development	1,391	1,177	4,041	2,829
Total operating expenses	5,205	5,195	14,843	14,391

Income (loss) from operations	238	(910)	(408)	(1,634)

OTHER INCOME AND EXPENSE
Other income, net	52	73	129	230
Total other income, net	52	73	129	230

Net income (loss) before provision for income taxes	290	(837)	(279)	(1,404)
Provision for income taxes	—	—	—	2

Net income (loss)	$290	$(837)	$(279)	$(1,406)

PER SHARE INFORMATION
Income (loss) per common share -
Basic/Diluted	$0.01	$(0.04)	$(0.01)	$(0.07)

Weighted average common shares used in computing per share amounts -
Basic	20,136,539	19,499,174	19,917,413	19,390,258
Diluted	20,790,257	19,499,174	19,917,413	19,390,258

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(in thousands, except share amounts)

	Three months ended September 30, 2025
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, June 30, 2025	20,025,843	$20	$153,037	$(135,052)	$18,005

Stock-based compensation	–	–	204	–	204
Stock option exercises, net of cashless exercises	158,501	–	408	–	408
Issuance of shares for vested restricted stock grants	11,428	–	–	–	–
Net income	–	–	–	290	290
BALANCE, September 30, 2025	20,195,772	$20	$153,649	$(134,762)	$18,907

	Three months ended September 30, 2024
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, June 30, 2024	19,492,702	$19	$151,422	$(134,134)	$17,307

Stock-based compensation	–	–	265	–	265
Stock option exercises, net of cashless exercises	7,064	–	–	–	–
Issuance of shares for vested restricted stock grants	51,199	–	–	—	—
Net loss	–	–	–	(837)	(837)
BALANCE, September 30, 2024	19,550,965	$19	$151,687	$(134,971)	$16,735

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024
(in thousands, except share amounts)

	Nine months ended September 30, 2025
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, December 31, 2024	19,782,311	$19	$152,211	$(134,483)	$17,747

Stock-based compensation	–	–	585	–	585
Stock option exercises, net of cashless exercises	339,757	1	853	–	854
Issuance of shares for vested restricted stock grants	73,704	–	–	–	–
Net loss	–	–	–	(279)	(279)
BALANCE, September 30, 2025	20,195,772	$20	$153,649	$(134,762)	$18,907

	Nine months ended September 30, 2024
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount

BALANCE, December 31, 2023	19,354,335	$19	$150,822	$(133,565)	$17,276

Stock-based compensation	–	–	865	–	865
Stock option exercises, net of cashless exercises	11,939	–	–	–	–
Issuance of shares for vested restricted stock grants	184,691	–	–	–	–
Net loss	–	–	–	(1,406)	(1,406)
BALANCE, September 30, 2024	19,550,965	$19	$151,687	$(134,971)	$16,735

INTELLICHECK, INC.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

	Nine months ended September 30,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(279)	$(1,406)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	513	275
Stock-based compensation	583	842
Allowance for credit losses	63	(31)
Changes in assets and liabilities:
(Increase) Decrease in accounts receivable	(1,670)	1,360
(Increase) Decrease in other current assets and other assets	(229)	167
(Decrease) in accounts payable and accrued expenses	(25)	(1,493)
Increase (Decrease) in deferred revenue	3,191	(897)
Net cash provided by (used in) operating activities	2,147	(1,373)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(44)	(47)
Proceeds from maturity of short-term investments	—	5,000
Software development costs	(210)	(1,833)
Net cash (used in) provided by investing activities	(254)	3,120

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options	854	20
Repayment of insurance financing arrangements	(190)	—
Net cash provided by financing activities	664	20

Net increase in cash	2,557	1,767

CASH, beginning of period	4,666	3,980

CASH, end of period	$7,223	$5,747

Supplemental disclosures of cash flow information:
Cash paid for interest	$(4)	$—
Cash paid for income taxes	$—	$—

Adjusted EBITDA
We use Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adjusting net loss for certain reductions such as restructuring severance expenses, interest and other income, provisions for income taxes, depreciation, amortization and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and provisions for income taxes, investors can evaluate our operations and can compare the results on a more consistent basis to the results of other companies. In addition, Adjusted EBITDA is one of the primary measures management uses to monitor and evaluate financial and operating results.
We consider Adjusted EBITDA to be an important indicator of our operational strength and performance of our business and a useful measure of our historical operating trends. However, there are significant limitations to the use of Adjusted EBITDA since it excludes restructuring severance expenses, interest and other income, provisions for income taxes, stock-based compensation expense, all of which impact our profitability, as well as depreciation and amortization related to the use of long-term assets which benefit multiple periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP net loss and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net loss presented in accordance with GAAP. Adjusted EBITDA as defined by us may not be comparable with similarly named measures provided by other companies.

The reconciliation of GAAP net income (loss) to Non-GAAP Adjusted EBITDA is as follows:

	Three Months Ended September 30		Nine Months Ended September 30
	2025	2024	2025	2024

Net income (loss)	$290	$(837)	$(279)	$(1,406)
Reconciling items:
Restructuring severance expenses	—	376	—	376
Provision for income taxes	—	—	—	2
Other income, net	(52)	(73)	(129)	(230)
Depreciation and amortization	189	130	513	275
Stock-based compensation, including liability classified awards	204	237	583	642

Adjusted EBITDA	$631	$(167)	$688	$(341)

Adjusted Gross Profit
We use Adjusted Gross Profit as a non-GAAP financial performance measurement. Adjusted Gross Profit is calculated by adjusting gross profit for the reduction of amortization expense. Adjusted Gross Profit is provided to investors to supplement the results of operations reported in accordance with GAAP. We believe Adjusted Gross Profit is important because it focuses on the current operating performance, as amortization expense does not accurately reflect the current costs required to maintain the operational usage of our service. Rather, amortization expense reflects the allocation of historical software development costs over their estimated useful lives.
As an indicator of our operating performance, Adjusted Gross Profit should not be considered an alternative to, or more meaningful than, gross profit as determined in accordance with GAAP. Our Adjusted Gross Profit may not be comparable to a similarly titled measure of another company because other entities may not calculate Adjusted Gross Profit in the same manner.

The reconciliation of GAAP gross profit to Non-GAAP Adjusted Gross Profit is as follows:

	Three Months Ended September 30		Nine Months Ended September 30
	2025	2024	2025	2024

Revenues	$6,014	$4,709	$16,031	$14,060
Cost of revenues, exclusive of amortization	434	400	1,234	1,232
Amortization allocable to cost of revenues	137	24	362	71
Gross profit	5,443	4,285	14,435	12,757
Add:
Amortization allocable to cost of revenues	137	24	362	71
Adjusted gross profit	5,580	4,309	14,797	12,828

Gross profit as a percentage of revenues	90.5%	91.0%	90.0%	90.7%
Adjusted gross profit as a percentage of revenues	92.8%	91.5%	92.3%	91.2%

Contact
Investor Relations: Gar Jackson (949) 873-2789 / gjackson@intellicheck.com
Media and Public Relations: Sharon Schultz (302) 539-3747 / sschultz@intellicheck.com

About Intellicheck
Intellicheck, the industry leader in identity verification management, prevents the use of unauthorized IDs to stop identity-based fraud. Intellicheck is the only SaaS-based validation and proofing service that uses a unique and proprietary analysis of DMV-issued IDs to create trusted, real-time customer identity verification experiences across a wide variety of sectors, both in-person and digitally. Each year, we validate around 100 million identities across North America, providing a seamless, invisible ID verification with 99.75% decisioning in under a second. For more information on Intellicheck, visit us on the web and follow us on LinkedIn, X, Facebook, and YouTube.

Safe Harbor Statement
Statements in this news release about Intellicheck’s future expectations, including: the advantages of our products, future demand for Intellicheck’s existing and future products, whether revenue and other financial metrics will improve in future periods, whether Intellicheck will be able to execute its turn-around plan or whether successful execution of the plan will result in increased revenues, whether sales of our products will continue at historic levels or increase, whether brand value and market awareness will grow, whether the Company can leverage existing partnerships or enter into new ones, whether there will be any impact on sales and revenues due to an epidemic, pandemic or other public health issue and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These statements, which express management’s current views concerning future events, trends, contingencies or results, appear at various places in this release and use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “future,” “intend,” “plan,” “potential,” “predict,” “project,” “sense”, “strategy,” “target” and similar terms, and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will” and “would” are forward-looking statements within the meaning of the PSLRA. This statement is included for the express purpose of availing Intellicheck, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as: market acceptance of our SaaS product offerings and continued growth in the commercial adoption of our products and services; our ability to successfully transition pilot programs into formal commercial scale programs; changing levels of demand for our current and future products; our ability to reduce or maintain expenses while increasing sales; our ability to successfully expand the sales of our products and services into new areas including health care and auto dealerships; customer results achieved using our products in both the short and long term; success of future research and development activities; the impact of inflation on our business and customer’s businesses and any effect this has on economic activity with our customer’s businesses; our ability to successfully market and sell our products, any delays or difficulties in our supply chain coupled with the typically long sales and implementation cycle for our products; our ability to enforce our intellectual property rights; changes in laws and regulations applicable to our products; our continued ability to access government-provided data; the risks inherent in doing business with the government including audits and contract cancellations; liability resulting from any security breaches or product failure, together with other risks detailed from time to time in our reports filed with the SEC. We do not assume any obligation to update the forward-looking information.